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                                                                    EXHIBIT 4(C)

                            COMPUCOM SYSTEMS, INC.
                            1993 STOCK OPTION PLAN


       1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to
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provide additional incentive, in the form of stock options which may be either incentive stock options or non-qualified stock options, to employees (as described in Section 4 hereof) of CompuCom Systems, Inc., a Delaware corporation, (the "Corporation") and its subsidiaries whose judgment, initiative and efforts contribute significantly to the successful operation of the Corporation's business, and to increase their proprietary interest in the success of the enterprise to the benefit of the Corporation and its stockholders.

       2. Definitions. When used in this Plan, unless the context otherwise
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requires:

          (a) "ISO" shall mean a stock option which, at the time such option is granted, qualifies as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) "NQSO" shall mean a stock option which, at the time such option is granted, does not qualify as an ISO as defined in the Code.

          (c) "Options" shall mean all ISOs and NQSOs which from time to time may be granted under this Plan.

          (d) "Share" shall mean a share of the common stock, $.01 par value, of the Corporation.

          (e) "Parent" shall mean any corporate parent of the Corporation, as defined in Section 424(e) of the Code.

          (f) "Subsidiary" shall mean any corporate subsidiary of the Corporation, as defined in Section 424(f) of the Code.

       3. Administration. The Plan shall be administered by a Committee of the
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Board of Directors ("Committee"), which shall consist of not less than two members of the Board of Directors ("Board") of the Corporation, who shall be appointed by, and shall serve at the pleasure of, the Board; provided that to the extent required by Rule 16b-3, or any successor provision ("Rule 16b-3"), of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by disinterested administrators within the meaning of Rule 16b-3. Each member of

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such Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Corporation.

          The Committee shall have full authority, subject to the terms of the Plan, to select the persons to whom ISOs or NQSOs may be granted under the Plan, to grant options on behalf of the Corporation, and to set the number of Shares to be covered by such Options, the times and dates at which such Options shall be granted and exercisable and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

          No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Corporation's by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any by-law, agreement, vote of the stockholders or directors, or otherwise.

       4. Eligibility. The class of employees who shall be eligible to receive
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Options under the Plan shall be the employees (including any directors who also are employees) of the Corporation or of any Subsidiary who, from time to time, contribute significantly to the management and growth of the business of the Corporation or of such Subsidiaries. More than one Option may be granted to an employee under the Plan.

          The Committee may require that the exercise of the Option shall be subject to the satisfaction of conditions relating to the Optionee's position and duties with the Corporation and the performance thereof.

       5. Amount of Stock. The stock to be offered for purchase pursuant to
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Options granted under this Plan shall be treasury or authorized but unissued
Shares, and the total number of such Shares which may be issued pursuant to Options under this Plan shall not exceed 4,750,000 Shares, subject to adjustment as provided in Section 16 hereof. If any unexercised Options are

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exchanged for new Options, lapse or terminate for any reason, the Shares covered thereby may again be optioned.

       6. Stock Option Agreement. Each Option granted under this Plan shall be
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evidenced by an appropriate stock option agreement ("Agreement"), which
Agreement shall expressly specify whether such Option is an ISO or NQSO and shall be executed by the Corporation and by the person to whom the Option is granted ("Optionee"). The Agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee. Such terms and provisions may vary between Optionees or as to the same Optionee to whom more than one Option may be granted.

       7. Option Price. The exercise price under each Option granted hereunder
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shall be determined by the Committee in its discretion, provided, however, that the exercise price of an ISO shall in no event be less than an amount equal to the fair market value of the Shares subject to the ISO on the date of grant.

       8. Ten Percent Stockholders. If an Optionee owns more than ten percent of
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the total combined voting power of all shares of stock of the Corporation or of a Parent or Subsidiary at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110% of the fair market value of the Shares subject to the ISO on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this Section 8 shall not apply to the grant of NQSOs.

       9. Term and Exercise of Option. Each Option shall expire on such date as
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may be determined by the Committee with respect to such Option, but in no event shall any Option expire more than ten years from the date it is granted. The date on which an Option shall be granted shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized.

          Options shall be exercisable in such installments and on such dates, and/or upon the occurrence of such events, as the Committee may specify. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Except as provided in Section 11, no Option shall be exercised unless at the time of such exercise the Optionee is then an employee of the Corporation or any Subsidiary. Exercisable Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Corporation at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate Option price for such Shares. Only full Shares shall be issued under the Plan, and any fractional Share

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which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

          The Option price shall be payable (a) in cash or its equivalent; (b) in the discretion of the Committee, in Shares previously acquired by the Optionee, provided that if such Shares were acquired through exercise of an ISO, such Shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such Shares were acquired through exercise of an NQSO or of an option under a similar plan of the Corporation, such Shares have been held by the Optionee for a period of more than one year on the date of exercise, and further provided that the Optionee shall not have tendered Shares in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Corporation within six calendar months of the date of exercise; (c) in the discretion of the Committee, in any combination of (a) and (b) above; or
(d) in the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Corporation and a broker, with irrevocable instructions to the broker to deliver to the Corporation on the settlement date the amount of sale proceeds necessary to pay the exercise price of the Option. In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be valued based upon the closing price of the Shares on the business date preceding tender if received prior to the close of the stock market and at the closing price on the date of tender if received after the stock market closes.

          If the applicable Agreement so provides, at the request of the Optionee, the Corporation shall loan the Optionee, upon exercise of an Option, an amount not in excess of the sum of (i) 100% of the exercise price of the Shares subject to that portion of the Option being exercised and (ii) any taxes due upon exercise of said portion of the Option. The Optionee shall furnish to the Corporation the Optionee's personal, negotiable promissory note for the loan, bearing interest at a rate prescribed by the Committee (but not less than the lowest rate which will avoid imputation of interest under section 7872 of the Code) and including such other terms as the Committee shall prescribe. Any amounts outstanding under the note shall become due and payable in full upon the termination of the Optionee's employment by the Corporation or any subsidiary. The Optionee shall deliver the optioned Shares, endorsed in blank, to the Corporation, to be pledged to, and held by, the Corporation, as collateral to secure the loan. The Optionee shall remain personally liable to the Corporation or the Corporation's transferee for the repayment of said note. When the entire amount of the loan is repaid in cash or its equivalent, the

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Corporation shall deliver all certificates for Shares for which payment in full has been made to the Optionee.

          On receipt of a written notice to exercise, the Committee may, in its sole discretion, elect to cash-out all or part of the portion of the Option(s) to be exercised by paying the Optionee an amount, in cash or Shares, equal to the excess of the fair market value of the Shares over the exercise price (the "Spread Value") on the effective date of such cash-out.

      10. Maximum Value of ISOs. The aggregate fair market value of the Shares,
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determined as of the date of grant, with respect to which ISOs first become exercisable during any calendar year by an Optionee (under this Plan and any other plan of the Corporation or any Parent or Subsidiary) shall not exceed $100,000.

      11. Termination of Employment.
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          (a) Except as set forth below, in the event of termination (voluntary or involuntary) for any reason of an Optionee's employment by the Corporation or any subsidiary, all Options granted hereunder to such Optionee, to the extent exercisable on the date of termination, or to any greater extent permitted by the Committee, may be exercised by the Optionee at any time within three months after the date of such termination, provided, however, that in no event shall any Option be exercisable after the expiration of its term.

          (b) If, however, the termination of employment is due to disability (as defined in Section 22(e)(3) of the Code), the Optionee shall have the privilege of exercising the unexercised Option to the extent such Option was exercisable on the date of such termination due to disability, or to any greater extent permitted by the Committee, within one year of such date, provided, however, that in no event shall any Option be exercisable after the expiration of its term.

          (c) If, however, the Optionee dies within three months of termination of employment or the termination of employment is due to the death of the Optionee while in the employ of the Corporation or a subsidiary, the estate of the holder or the person or persons who acquired the right to exercise such Option by bequest or inheritance, shall have the privilege of exercising the unexercised Option to the extent such Option was exercisable on the date of such termination, or to any greater extent permitted by the Committee, within one year of the earlier of the date of termination or the date of death, but in no event shall any Option be exercisable after the expiration of its term.

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          (d) Notwithstanding the provisions of subparagraphs 11(a), 11(b) and
11(c) above, the Committee may determine with respect to any NQSO that such NQSO shall terminate at a time later than the expiration of such three-month or one-year periods, as set forth in the Agreement.

      12. Withholding and Use of Shares to Satisfy Tax Obligations. The
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obligation of the Corporation to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

          If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Corporation withhold (or by delivering to the Corporation) Shares, which Shares shall be valued, for this purpose, at their fair market value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold Shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event Shares acquired under the exercise of an ISO are used to satisfy such withholding requirement, such Shares must have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the Determination Date. In the event Shares acquired through exercise of an NQSO or of an option under a similar plan are delivered by the Optionee to the Corporation to satisfy such withholding requirement, such Shares must have been held by the Optionee for a period of more than one year on the Determination Date. For Optionees subject to Section 16 of the Exchange Act, to the extent required by Section 16, the election to have Shares withheld by the Corporation hereunder must be either
(a) an irrevocable election made six months before the Determination Date; or
(b) an irrevocable election where both the election and the Determination Date occur during one of the ten-day periods beginning on the third business day following the date of release of the Corporation's quarterly or annual summary finanicial data and ending on the twelfth business day following such release.

      13. Non-Assignability. Each Option granted under the Plan shall be non-
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transferable by the Optionee except by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him.

      14. Issuance of Shares and Compliance with Securities Acts. Within a
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reasonable time after exercise of an Option, the

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Corporation shall cause to be delivered to the Optionee a certificate for the
Shares purchased pursuant to the exercise of the Option. At the time of any exercise of any Option, the Corporation may, if it shall deem it necessary and desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the Optionee to represent in writing to the Corporation that it is his then intention to acquire the Shares for investment and not with a view to distribution thereof and that such Optionee will not dispose of such Shares in any manner that would involve a violation of applicable securities laws. In such event, no Shares shall be issued to such holder unless and until the Corporation is satisfied with such representation. Certificates for Shares issued pursuant to the exercise of Options may bear an appropriate securities law legend.

      15. Rights as a Stockholder. An Optionee shall have no rights as a
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stockholder with respect to Shares covered by his Option until the date of the issuance or transfer of the Shares to him and only after the exercise price for such Shares is fully paid either in cash, by the withholding or delivery of Shares, or by the delivery of a promissory note pursuant to Section 9 hereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

      16. Stock Adjustments. In the event of a reorganization, recapitalization,
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change of shares, stock split, or spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it, in its sole discretion, deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan or in the purchase prices of outstanding Options, and such adjustments shall be effective and binding on the Optionee and the Corporation for all purposes of the Plan, provided, however, that no such adjustments shall be made to any ISO without the Optionee's consent if such adjustment would cause such ISO to fail to qualify as such under Section 422 of the Code.

          In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation, provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best

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interests of the Corporation. If the Committee decides to terminate outstanding
Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination by reason of such a corporate transaction, and any such outstanding Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to and including the date immediately preceding such termination. Notwithstanding the preceding sentence, as provided in Section 9 hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

      17. Adoption by Board and Approval by Stockholders. This Plan becomes
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effective on February 18, 1993 (the date the Plan was adopted by the Board), provided, however, that if the Plan is not approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

      18. Termination and Amendment of the Plan. Subject to the right of the
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Board to terminate the Plan prior thereto, the Plan shall terminate on, and no
Options shall be granted hereunder after, February 18, 2003. The Board shall have the power at any time, in its discretion, to amend, abandon or terminate the Plan, in whole or in part, provided that no such action shall affect any Options theretofore granted and then outstanding under the Plan. Nothing contained in this Section 18, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on February 18, 2003, which by their terms extend beyond such date.

          Any Plan amendment which would (a) increase the maximum number of Shares which may be issued under the Plan, except pursuant to Paragraph 16 above; (b) modify the requirements as to eligibility for participation in the Plan; or (c) materially increase the benefits accruing to participants under the Plan, shall not be effective unless approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan; provided, however, that no stockholder approval shall be required for an amendment or modification pursuant to (a) and (b) above if the applicable sections of the Code, and rules and regulations thereunder governing incentive stock options, do not require stockholder approval and, provided further, that no stockholder approval shall be required for an amendment or modification

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pursuant to (c) above if Rule 16b-3 does not require stockholder approval.

      19. Interpretation. A determination of the Committee as to any question
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which may arise with respect to the interpretation of the provisions of this
Plan or any Options shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Optionee, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Corporation and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

      20. Governing Law. With respect to any ISOs granted pursuant to the Plan
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and the Agreements thereunder, the Plan, such Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, the Agreements and any Options granted thereunder.

      21. Rule 16b-3 Compliance.
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          (a) Additional Restrictions under Rule 16b-3.  Unless an Optionee
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could otherwise transfer Shares issued hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition of the Shares issued upon exercise of the Option.

          (b) Compliance with Rule 16b-3.  It is the intent of the Corporation
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that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any grant of Options to, or other transaction by, an Optionee who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Agreement relating to an Option does not comply with the requirements of Rule 16b-3 as then applicable to any such Optionee, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Committee shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any Agreement hereunder, or take other action if such authority would cause an Optionee's transactions under the Plan not to be exempt under Rule 16b-3.

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